UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 24, 2006

Date of report (Date of earliest event reported)

Valmont Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31429	47-0351813
(Commission File Number)	(IRS Employer Identification No.)

One Valmont Plaza
Omaha, NE	68154
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

Valmont Industries, Inc. is in the process of changing its recordkeeper of the Valmont Employee Retirement Savings Plan (VERSP) to Fidelity Investments. In connection with this change, Valmont was notified on April 24, 2006 by the plan administrator of the VERSP plan that as a result of a change in plan recordkeeper, there will be a blackout period in which plan participants will be unable to direct or diversify investments in individual accounts, obtain a loan from the plan or obtain a withdrawal or distribution from the plan. The blackout period will begin on May 25, 2006 and is expected to end during the week of June 11, 2006. During the blackout period and for a period of two years after the blackout period has ended, security holders of Valmont or other interested parties may obtain, without charge, information regarding the beginning and ending dates of the blackout period by contacting Valmont Industries, Inc., Attention: Chief Financial Officer, One Valmont Plaza, Omaha NE 68154-5215 (telephone 402-963-1000).

As required by Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s Regulation BTR, on April 28, 2006 the company provided a notice of the blackout period to its directors and executive officers informing them that during the blackout period they will be unable to effect transactions in Valmont common stock (except as provided in Regulation BTR). The notice to directors and executive officers is included as Exhibit 99.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.
Date: April 28, 2006

By: /s/ Terry J. McClain
Name: Terry J. McClain
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description	Page No.

99.1	Notice of Blackout Period Provided to Valmont Directors and Executive Officers....................................................................................